CONFIDENTIAL                                                       Exhibit 10.42

July 8, 1999

Mr. Robert J. Crowell
Chairman and Chief Executive Officer
Elcom International, Inc.
10 Oceana Way
Norwood, MA  02062

Dear Mr. Crowell:

The purpose of this letter ("Agreement") is to confirm the engagement of Wit Capital Corporation ("Wit Capital") to act as its financial advisor and as exclusive placement agent to Elcom International, Inc. and subsidiaries ("Company") in connection with a proposed private placement of up to $15 million or more ("Placement") of the equity or equity-related securities ("Securities") of the Company or the Company's wholly-owned subsidiary, elcom.com ("Subsidiary").

1. In connection with its engagement, as requested by the Company Wit Capital shall:

     i. review with the Company its strategic alternatives relating to its Internet activities, including evaluating selected strategic partners;

     ii. assist and advise with respect to the form and structure of any transaction;

     iii. review the business and operations of the Company and Subsidiary including its historical and projected financial condition;

     iv. assist the Company in the drafting, preparation and distribution of an offering memorandum ("Memorandum") and other related documentation (together with the Memorandum, "Offering Materials") describing the Company or the Subsidiary and the terms of the Placement;

     v. assist the Company in formulating a marketing strategy for the Securities and in developing the process thereof; vi. assist the Company in identifying and contacting prospective purchasers of the Securities; vii. advise the Company as to the strategy and tactics of negotiations with such prospective purchasers and, if requested by the Company, participate in such negotiations;

     viii.advise the Company as to the timing and structure of the Placement;

     ix.  assist in the drafting of an S-1 when deemed appropriate; and

     x. provide such other financial advisory services as are customary for similar transactions and as may be mutually agreed upon by the Company and Wit Capital.

2. It is expressly understood and acknowledged that Wit Capital's engagement hereunder does not constitute any commitment, express or implied, on the part of Wit Capital to purchase or place the Securities and that the Placement will be made by Wit Capital on a "best efforts" basis.

3. As compensation for Wit Capital's services hereunder, the Company hereby agrees to pay Wit Capital a monthly retainer fee (the "Retainer Fee") payable in cash in an amount of $40,000 per month for three (3) months and a placement fee ("Placement Fee"). The first month's Retainer Fee is due and payable promptly in cash upon signing of this letter and subsequent payments are due one and two months thereafter. The Retainer Fee shall be credited against any Placement Fee. The Company hereby agrees to pay Wit Capital a Placement Fee in cash of seven percent (7%) of the gross proceeds of all Securities sold in the Placement (whether in a single transaction or a series of transactions), but in no event less than $700,000. The Company targets a minimum capital raise of $10 million. Additionally, upon closing of the Placement, Wit Capital shall receive warrants to purchase one percent (1%) of the Company's fully-diluted, as calculated by the Treasury Method, common stock ("Equity Fee") from the Company at the same price at which the Securities are sold in the Placement. The warrants will contain customary terms and conditions, including weighted-average anti-dilution protection. In the event that the Placement is in equity securities of the Subsidiary, Wit Capital shall receive warrants to purchase one percent (1%) of the Subsidiary's fully-diluted, as calculated by the Treasury Method, common stock from the Company at the price at which the Securities are sold in the Placement. The warrants shall contain customary terms and conditions, including weighted-average anti-dilution protection. The Company agrees that provision for payment of the Placement Fee will be included in a subscription agreement or similar document.

     Notwithstanding the foregoing, if the Company receives a signed term sheet for financing from Softbank Technology Ventures ("Softbank") within 30 days from the date hereof, and such financing is completed within 45 days from the date hereof, then the cash portion of Wit Capital's Placement Fee shall be reduced to $50,000, and the warrant portion reduced to 0.8% of the Company or Subsidiary, but all other fees and expenses, shall remain unchanged. If the Company receives a signed term sheet from Softbank within the aforementioned 30 day period and desires to proceed towards a financing from Softbank, Wit Capital shall suspend further financing activities until the financing is completed, abandoned or the 45 day period elapses.

     In the event that the Company determines not to pursue the Placement, as compensation for its strategic advisory services hereunder, Wit shall receive 80% of the Equity Fee with the exercise price fixed at the market value of the Company at that date.

4. Wit Capital shall have a right of first refusal during the term of this Agreement and for a period of twelve (12) months thereafter to act as the Company's exclusive placement agent in connection with any private placement of equity securities, or a merger or acquisition transaction (together, "Financing") that may be undertaken by the Company, on terms and conditions customary for Wit Capital for similar transactions. Additionally, during the term of this Agreement and for a period of twelve
     (12) months thereafter, Wit Capital shall have the right to participate as co-manager in any public offering ("Public Offering") and the Company will use its best efforts to ensure that Wit has the right to directly place at least 20% of the Company's securities offered and to receive at least 30% of the total underwriter fees for such Public Offering. Wit Capital shall have the exclusive right to electronically distribute shares in connection with such Public Offering. Any such Financing or Public Offering shall be subject to, among other things, the following conditions: (i) satisfactory completion of due diligence, (ii) the execution of an underwriting, placement or similar agreement containing terms and conditions in Wit Capital's customary form, (iii) satisfactory market conditions, (iv) the absence of adverse changes to the Company's business or financial condition, (v) satisfactory completion of the offering or filing process, including completion of offering materials in form and substance satisfactory to Wit Capital, and (vi) approval of Wit Capital's internal commitment committee.

     It is further agreed that if the Company determines not to proceed with the Placement as a result of a sale of the Company or of any of the Company's subsidiaries (excluding any UK subsidiaries), then Wit Capital shall receive a fee at the closing of such sale equal to one percent (1%) of the gross proceeds (including without limitation, cash, stock, assumption of debt, or any other economic benefit) of such sale, but in no event less than $700,000. Such fee shall include compensation for any related fairness opinion required by the Company. For purposes of this Agreement, a sale of the Company or of any subsidiary shall mean a transfer or disposition of 50% or more of the beneficial ownership or the sale of all, or substantially all of the assets of the Subsidiary thereof.

5. In addition to any fees that may be payable to Wit Capital hereunder (and regardless of whether a Placement occurs), the Company hereby agrees, from time to time upon request, to reimburse Wit Capital promptly for all reasonable travel, reasonable legal fees and expenses and other normal out-of-pocket expenses (all subject to pre-approval by the Company) incurred in performing its services hereunder.

6. The term of Wit Capital's engagement hereunder shall commence on the date hereof and continue until the earlier of the consummation of the Placement or twelve (12) months from the date hereof, unless extended by mutual written consent or earlier terminated by either party upon 30 days' prior written notice; provided, however, that no such expiration or termination shall affect the indemnification, contribution and confidentiality obligations of the Company, the right of Wit Capital to receive any fees payable hereunder or fees that have accrued prior to such termination, or the right of Wit Capital to receive reimbursement for its out-of-pocket expenses as described above.

7. If within the twelve (12) month period following the termination of this Agreement, securities similar to those described in the Offering Materials are sold by the Company through a private placement to investors to which Wit has introduced the Company and with which Wit has had material discussions, then Wit shall be entitled to receive the Placement Fee specified herein.

8. The Company agrees to indemnify Wit Capital and related persons in accordance with the indemnification provisions attached hereto as Annex A, which are incorporated herein in their entirety by reference.

9. a. The Company recognizes and confirms that Wit Capital in acting pursuant to this Agreement will be using information provided by others, including, without limitation, information provided by or on behalf of the Company, and that Wit Capital does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information. The Company hereby warrants that the Memorandum and the other Offering Materials, and any other information relating to the Company or the Placement, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of circumstances under which they were made, not misleading. The Company agrees to provide Wit Capital with (i) prompt notice of any material development affecting the Company or the occurrence of any event or other change known to the Company that could result in the Memorandum or the other Offering Materials containing an untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, (ii) copies of any financial reports as soon as reasonably practicable and (iii) such other information concerning the business and financial condition of the Company as Wit Capital may from time to time reasonably request. The Company and Wit Capital will have the right to approve the Memorandum and the other Offering Materials and other written communications furnished by or on behalf of the Company in connection with the Placement, and the Company will cause to be furnished to Wit Capital and the purchasers of the Securities, on the closing date of the Placement, copies of such opinions of counsel and such other documents, letters, certificates and opinions as Wit Capital or the purchasers may reasonably request in form and substance reasonably satisfactory to Wit Capital and its counsel or the purchasers and their counsel. The Company shall have the right to approve a list of companies which Wit Capital targets as a prospective investor.

     b. Except as contemplated by the terms hereof or as required by applicable law, regulation or legal process, Wit Capital shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party without the Company's written consent, other than to such of its employees and advisors as Wit Capital determines have a need to know.

     c. The Company agrees that any information or advice (whether written or oral) rendered by Wit Capital or its representatives in connection with this Agreement is solely for the confidential use of the Company and, except as otherwise required by applicable law, regulation or legal process, the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information in any manner without Wit Capital's prior written consent except for any related fairness opinion rendered by Wit Capital, which may be reproduced only in its entirety without the written consent of Wit Capital.

10. Neither Wit Capital nor the Company has taken, and neither will take, any action, directly or indirectly, that may cause the Placement to fail to be entitled to exemption from registration under the U.S. federal securities laws or applicable state securities or "blue sky" laws. Wit Capital shall not offer the Securities in any jurisdiction without pre-clearing such offer with the Company. The Company shall be responsible for all filing and other fees and expenses related to U.S. federal securities laws and "blue sky" laws, including its attorneys' fees.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The Company hereby expressly and irrevocably agrees and consents that any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby may be instituted in any state or federal court sitting in the City of New York, State of New York and, by execution of this Agreement, the Company expressly waives any objection which it may have now or hereafter to the venue or jurisdiction of any such action, suit or proceeding and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. The Company and Wit Capital agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed Placement, or the engagement of or performance by Wit Capital hereunder.

12. This Agreement (a) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto, (b) may not be amended or modified except in a writing executed by the Company and Wit Capital,
     (c) shall be binding upon and inure to the benefit of the Company, Wit Capital, the Indemnified Parties (as defined in Annex A hereto) and their respective successors and assigns and (d) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

Very truly yours,

WIT CAPITAL CORPORATION

By:  /s/ Charles Hall
      Charles Hall
      Managing Director

Accepted and agreed to as of the date set forth above:

ELCOM INTERNATIONAL, INC.

By:  /s/ Robert J. Crowell
     Robert J. Crowell
     Chairman and Chief Executive Officer

                       ANNEX A: Indemnification Provisions

In connection with the engagement of Wit Capital Corporation ("Wit Capital") by Elcom International, Inc. ("Company") pursuant to a letter agreement dated July 8, 1999 between the Company and Wit Capital, as it may be amended from time to time ("Agreement"), the Company hereby agrees as follows:

A) The Company agrees to indemnify Wit Capital and/or any controlling person, partner, director, officer, employee, agent, affiliate or representative of Wit Capital (hereinafter collectively referred to as the "Indemnified Parties") and hold each of them harmless against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the "Liabilities") and will reimburse each Indemnified Party for all reasonable fees and expenses (including the reasonable fees and expenses of their respective attorneys) (collectively, the "Expenses") as they are incurred in investigating, preparing or defending any claims, actions, proceedings, investigations (formal or informal), inquiries or threats thereof to which an Indemnified Party may become subject, arising in any manner out of or in connection with the rendering of services by Wit Capital hereunder (including, without limitation, services rendered in connection with a Placement), unless it is finally judicially determined that the Liabilities or Expenses arose out of the gross negligence or willful misconduct of such Indemnified Party, and in case any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided that failure to so notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure.

     The Indemnified Parties shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Parties, unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ counsel as required above, or (iii) the named parties to any such action (including any impleaded parties) include both (a) the Indemnified Parties and (b) the Company, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Parties which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Parties); it being understood, however, that the Company shall not, in connection with any one such action or separate, substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties.

     For actions brought against the Indemnified Parties for which the Company has assumed the defense, the Company agrees that it will not enter into a settlement of any such action without the prior written consent of each of the Indemnified Parties, which shall not be unreasonably withheld or delayed.

B) The Company and Wit Capital agree that if any indemnification or reimbursement sought pursuant to the preceding Paragraph A is finally judicially determined to be unavailable (except by reason of the gross negligence or willful misconduct of the Indemnified Parties) then, whether or not Wit Capital is the person entitled to indemnification or reimbursement, the Company and Wit Capital shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect (a) the relative benefits to the Company on the one hand, and Wit Capital on the other hand, in connection with the transaction to which such indemnification or reimbursement relates, (b) the relative fault of the parties, and (c) other equitable considerations; provided, however, that in no event shall the amount to be contributed by Wit Capital exceed the amount of fees actually received by Wit Capital for the Placement, as the case may be.

ELCOM INTERNATIONAL, INC.                              WIT CAPITAL CORPORATION

By:  /s/ Robert J. Crowell                             By:  /s/ Charles Hall
     ---------------------                                  --------------------
     Robert J. Crowell                                      Charles Hall
     Chairman and Chief Executive Officer                   Managing Director